THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR XYBERNAUT CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL, WHO IS REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT


                              XYBERNAUT CORPORATION


                             Expires April 18, 2006


No.:  W-00001                                         Number of Shares:  200,000
Date of Issuance:  April 18, 2001

1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), Texas Instruments Incorporated, or its registered assigns (the "Holder"), is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on April 18, 2006 (the "Expiration Date"), Two Hundred Thousand (200,000) fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price per share equal to $5.00 (the "Exercise Price").

     The Exercise Price and the number of Warrant Shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with Speech Recognition Software License Agreement dated as of April 18, 2001.

2.   Exercise of Warrant.

     (a) Except as provided in Section 4 below, exercise of the purchase rights represented by this Warrant may be made in whole or in part, at any time or from time to time, before the Expiration Date, or such earlier date on which this Warrant, by the surrender of this Warrant and a Notice of Exercise, in the form attached hereto as Exhibit A, duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing in the books of the Company) and upon payment of an amount of consideration therefor equal to the Exercise Price multiplied by the number of shares of Common Stock thereby purchased, such consideration payable by certified check or cashier's check or by wire transfer of immediately available funds to a bank account designated by the Company.

                                                                      Page No. 1

     (b) In the event of an exercise  of this  Warrant in  accordance  with this
     Section 2, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for the shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within five (5) business days after the date on which this Warrant shall have been exercised as aforesaid.

3. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved a sufficient number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of indemnification reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

7. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following:

     in case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

     An adjustment made pursuant to this Section 7 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.



                                                                      Page No. 2

8. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

9.   Transfer to Comply with the Securities Act; Registration by Company.

     (a) Compliance with Securities Laws. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state or foreign securities laws, and this Warrant has been issued to the Holder for investment purposes only and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in the absence of an opinion, in form, scope and substance reasonably acceptable to the Company, of counsel reasonably acceptable to the Company that registration is not required under the Act, or under the provisions of applicable federal and state securities laws, except that with respect to any transfer of this Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant to an affiliate of the Holder where the beneficial ownership of such security or securities by the Holder's ultimate parent has not changed, the counsel rendering the opinion may be in-house legal counsel to the Holder. After satisfaction of the requirements of this Section 9(a), the Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number shares of Common Stock as shall be contemplated by any such assignment. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form, substance and scope satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 9(a).

     (b) Registration. Within six (6) months from the date hereof, the Company shall file a registration statement under the Act (a "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering for re-offer and re-sale the Warrant Shares and/or offer piggyback registration rights to the Holder with respect to the Warrant Shares under a Registration Statement filed by the Company with respect to its Common Stock (other than another Registration Statement on Form S-4 or Form S-8 or any successor thereto). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission no later than the last day of such six (6) moth period. Once any such Registration Statement is declared effective by the Commission, the Company shall use its best efforts to keep the Registration Statement or Registration Statements, as applicable, effective and current until all the Warrant Shares registered thereunder are sold or



                                                                      Page No. 3
     may be sold in any 90-day period without registration under Rule 144 or another appropriate exemption under the Act. If no Registration Statement is declared effective by the Commission within sixty (60) days of the end of such six (6) month period, or if a Registration Statement is declared effective but after becoming effective becomes subject to a stop order or is not otherwise available for use by the Holder (other than as a result of the application of standard black-out periods) for a period of forty-five
     (45) days, then thereafter the Holder may demand on up to an aggregate of three (3) separate occasions that the Warrant Shares be registered on a registration statement filed with the Commission or have the Warrant Shares included on any other applicable Registration Statement filed by the Company, which "demand" and "piggyback" registration rights will be subject to such reasonable terms as are ordinarily offered to investors purchasing similar securities to this Warrant acquired in a similar manner, until all the Warrant Shares are sold.

     (c) Registration Expenses. All fees and expenses incident to the registration of the Warrant Shares shall be borne by the Company, other than fees and expenses of any counsel retained by the Holder in connection with the Registration Statement, which fees and expenses shall be borne exclusively by the Holder whether or not the registration statement is filed or becomes effective and the Holder's pro rata payment of any underwriter's commission in the case of an underwritten offering. The fees and expenses to be borne by the Company shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq and each other securities exchange or market on which Warrant Shares are required hereunder to be listed, and (B) with respect to filings required to be made with the Commission; (ii) printing expenses (including, without limitation, expenses of printing certificates for Warrant Shares and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Warrant Shares included in the registration statement), (iii) messenger, telephone and delivery expenses; and (iv) fees and disbursements of counsel for the Company.

     (d) Right to  Suspend  or  Abandon.  Subject to the rights of the Holder in
     Section 9(b) hereof, nothing in this Section 9 shall create any liability or obligation on the part of the Company to the Holder if the Company in its reasonable discretion should decide (i) not to file a registration statement for which a notice of a piggyback registration right has been sent to the Holder; (ii) to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness offering; or
     (iii) to suspend or terminate any offering or the effectiveness of any registration statement by the Company or at the request of any person, entity or governmental authority.

     (e) With a view to making available the benefits of Rule 144 promulgated under the Act ("Rule 144"), which may permit the sale of the Warrant Shares to the public without registration under the Act, subject to compliance with the terms and provisions of the Act, the Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144;



                                                                      Page No. 4

               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (iii) furnish to the Holder, so long as the Holder owns any of the Warrant Shares, promptly upon receipt of a written request from the Holder a written statement by the Company as to its compliance with the reporting requirements of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Commission under the Exchange Act, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself or any rule or regulation of the Commission allowing the Holder to sell any such securities without registration under the Act.

10.  Indemnification and Contribution.

     (a) Indemnification By The Company. The Company shall indemnify and hold harmless the Holder and the officers, directors, agents or employees of the Holder and each person who controls the Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the respective present and former officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, attorneys' fees and expenses) (collectively, "Losses"), incurred by any of them, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, which information was reasonably relied on by the Company for use therein.

     (b) Indemnification By The Holder. The Holder shall indemnify and hold harmless the Company, the directors, officers, agents and employees of the Company, and each person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the registration statement, any prospectus, or any



                                                                      Page No. 5
     form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by the Holder to the Company specifically for inclusion in the registration statement or such prospectus and that such information was reasonably relied upon by the Company for use in the registration statement, such prospectus or such form of prospectus; provided that the maximum amount of the indemnification payments by Holder shall not exceed the net sale proceeds of any of the shares of Common Stock sold by Holder pursuant to the registration statement.

     (c) Conduct of Indemnification Proceedings. If any action, suit or other proceeding (a "Proceeding") shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity hereunder is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 10, except, to the extent, that such failure shall have adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) business days of written notice thereof to the Indemnifying Party, regardless of whether it is ultimately determined that an Indemnified Party
     is  not  entitled  to   indemnification   hereunder;   provided



                                                                      Page No. 6
     that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

     (d) Contribution. If a claim for indemnification under Section 10(a) or 10(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying, Party or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The payment obligations of Holder hereunder shall be limited to the net sale proceeds of any of the shares of Common Stock sold by Holder pursuant to the Registration Statement.

     (e) Equitable Considerations. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 10(d). The indemnity and contribution agreements contained in this Section 10 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

11. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally or if sent by facsimile transmission, on a business day (for which a mechanically generated receipt evidencing the time of transmission), or, if mailed, three (3) days after the date of deposit in the United States mails. The addresses for such notices or communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto:

                     Texas Instruments Incorporated
                     7839 Churchill Way
                     Mail Station 3995
                     Dallas, TX  75251
                     Facsimile no.: (972)-917-3804
                     ATT: Charles D. Tobin



                                                                      Page No. 7
           with a copy to:

                     Texas Instruments Incorporated
                     12500 TI Boulevard
                     Mail Station 8658
                     Dallas, TX  75243
                     Facsimile no.:  (214) 917-4418
                     ATT: Joseph F. Hubach

or with respect to the Company, addressed to:

                     Xybernaut Corporation
                     12701 Fair Lakes Circle
                     Suite 550
                     Fairfax, Virginia 22033
                     Facsimile no.: (703) 631-3903
                     ATT: John F. Moynahan
                     Chief Financial Officer

           With a copy to:

                     Martin Eric Weisberg, Esq.
                     Jenkens & Gilchrist Parker Chapin LLP
                     The Chrysler Building
                     405 Lexington Avenue
                     New York, New York 10174
                     Facsimile no.: (212) 704-6288

or to such other address or addresses or facsimile number or numbers as the Holder or the Company, as the case may be, may most recently have designated in writing to the other party hereto by notice given in accordance with this
Section 11.

12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

14. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                                                                      Page No. 8

15. Descriptive Headings. Descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                           [INTENTIONALLY LEFT BLANK]






                                                                      Page No. 9

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of April 18, 2001.


                                XYBERNAUT CORPORATION




                                By:
                                   -----------------------------------------
                                   Name: Edward G. Newman
                                   Title:   Chairman and CEO



                                                                     Page No. 10

                                                                       EXHIBIT A

                          NOTICE OF EXERCISE OF WARRANT


          The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate No. W____, dated as of __________, 2001, to purchase __________ shares of the Common Stock, par value $0.01 per share, of Xybernaut Corporation, a Delaware corporation, and tenders herewith payment in accordance with Section 2 of said Warrant.

          In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

          Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below, and please issue a new Warrant for the unexercised portion of the attached Warrant in such name, if applicable:

                -----------------------------------------------
                (Name)

                -----------------------------------------------
                (Address)
                -----------------------------------------------





Dated:
      ---------------------





                                        ----------------------------------
                                        Name:



                                                                     Page No. 11

Form to be used to assign Warrant:

                                   ASSIGNMENT

          (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

          FOR VALUE RECEIVED,  _____________________________________ does hereby sell, assign and transfer unto the right to purchase ______________________ shares of Common Stock to purchase _____________ shares of Common Stock of Xybernaut Corporation, a Delaware corporation ("Company"), evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: _____________________, 20___




                                      ------------------------------------
                                      Signature




                                                                     Page No. 12